UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2020

Date of Report

(Date of earliest event reported)

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 SAndfort Ln., Warwick NY 10990

(Address of principal executive offices, including zip code)

(845) 544-5112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that we announce material financial information on our website, www.ozopsurgical.com, in addition to SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed below.

Ozop Surgical Corp. Facebook Page:	www.facebook.com/ozopsurgical
Ozop Surgical Corp. Twitter Feed:	www.twitter.com/ozopsurgical (@ozopsurgical)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020

OZOP SURGICAL CORP.

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Chief Executive Officer